CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


We consent to the incorporation by
reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-29838 on Form N-1A of our reports dated July 19, 2005, relating to the financial statements of Cash Trust
Series, Inc. (comprised of the following funds: Government Cash
Series, Municipal Cash Series, Prime
Cash Series and Treasury Cash Series),
 for the year ended May
31, 2005, and to the reference made
 to our firm under the caption
 "Financial Highlights" in the
Prospectus and "Independent Registered
Public Accounting Firm" in the Statement
 of Additional
Information, both of which are part of
such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 29, 2005